Litman Gregory Funds Trust
Form N-SAR
Period Ended December 31, 2017

Sub-Item 77(O):	Transactions Effected Pursuant to
Rule 10f-3
The following constitutes the required report of securities that were acquired during the existence of an underwriting or selling syndicate in which an affiliated broker-dealer was a participant for the period
July 1, 2017 through December 31, 2017.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Hertz Vehicle Financing LLC
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Citigroup, Credit Agricole Securities, Goldman
Sachs,
RBC Capital, Lloyds Securities, Natwest Markets
Date of Purchase:  September 14, 2017
Total Amount of Offering:  267,407,000.00
Number of Securities Purchased:  45,759.9956
Dollar Amount of Purchase:  $4,575,014.95
Purchase Price Per Unit:  $99.95663
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Vine Oil & Gas LP/FIN
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Credit Suisse, HSBC, Morgan Stanley, Societe
Generale
Date of Purchase:  October 13, 2017
Total Amount of Offering: 530,000,000.00
Number of Securities Purchased:  428,700
Dollar Amount of Purchase:  $42,441,300
Purchase Price Per Unit:  $99
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Whiting Petroleum Corp
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Citigroup, JPMorgan, Merrill Lynch, Wells Fargo,
BBVA,
Capital One, SunTrust, US Bancorp, ABN AMRO, BB&T
Capital, BOK Financial, CIBC, Comerica, Fifth
Third,
HSBC, ING Financial, KeyBanc, Morgan Stanley,
Raymond James, RBC Capital, Regions Securities,
Scotia
Capital, SMBC Nikko
Date of Purchase:  December 12, 2017
Total Amount of Offering: 1,000,000,000.00
Number of Securities Purchased:  687,590
Dollar Amount of Purchase:  $68,759,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.


Name of Fund:  Litman Gregory Masters Equity Fund
Issuer:  Switch Inc
Name of Underwriter or Dealer from whom Purchased:
Goldman Sachs
Other Members of the Underwriting Syndicate:
Goldman Sachs, JP Morgan Securities, BMO Capital
Markets, Wells Fargo Securities LLC, Citigroup
Global Markets, Credit Suisse Securities, Jefferies
LLC,
BTIG LLC, Raymond James, Stifel Nicolaus, William
Blair & Co
Date of Purchase:  October 6, 2017
Total Amount of Offering:  31,250,000 shs
Number of Securities Purchased:  1,503
Dollar Amount of Purchase: $25,551.00
Purchase Price Per Unit:  $17
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  Switch Inc
Name of Underwriter or Dealer from whom Purchased:
Goldman Sachs
Other Members of the Underwriting Syndicate:
Goldman Sachs, JP Morgan Securities, BMO Capital
Markets, Wells Fargo Securities LLC, Citigroup
Global Markets, Credit Suisse Securities, Jefferies
LLC,
BTIG LLC, Raymond James, Stifel Nicolaus, William
Blair & Co
Date of Purchase:  October 6, 2017
Total Amount of Offering:  31,250,000 shs
Number of Securities Purchased: 412
Dollar Amount of Purchase:  $7,004.00
Purchase Price Per Unit:  $17
Executing Sub-Adviser:  Wells Capital Management,
Inc.

For the transactions listed, the determination described in paragraph (b)(10)(iii) of Rule 10f-3 was made based on the following information:

(1) Type of Security - the securities to be
purchased were:
a.	Part of an issue registered under the
Securities Act of 1933 (the "1933 Act") that was
being
offered to the public, part of an issue of
government securities as defined under the
Investment
Company Act of 1940, sold in an offering conducted
under the laws of a country other than the
United States subject to certain requirements, or
exempt from registration under Rule 144A of
the 1933 Act;
b.	Purchased prior to the end of the first day
of which any sales were made and the purchase price
did not exceed the offering price (or fourth day
before termination, if a rights offering);
c.	Offered pursuant to a firm commitment
underwriting.

(2) Reasonable Commission - the commission, spread or profit received by the principal underwriters of the securities was reasonable and fair compared to that being received by others for underwriting similar securities during a comparable period of time.

(3) Continuous Operation
a.	The issuer of such securities has been in
continuous operation for not less than three years
(including operations of predecessors).

(4) Percentage Limitation
a.	The amount of securities purchased by the
Fund, aggregated with purchases by any other investment company advised by the Fund's investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.

(5) Benefit to Affiliate
a.	No underwriter which is an affiliate of the
Fund's adviser or sub-adviser was a direct or
indirect
participant in, or benefited directly or indirectly
from the purchase.
b.	The purchase was not part of a group sale (or
part of the institutional pot), or otherwise allocated to the account of an office, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.





Information Classification: General

Information Classification: General